Exhibit 99.1

FOR RELEASE ON JULY 28, 2005
                                    Contact: Paul Nolan, Chief Financial Officer
                                    Nanometrics Incorporated
                                    408.435.9600 x122

NANOMETRICS ANNOUNCES A PROFITABLE SECOND QUARTER OF 2005

Milpitas, California, July 28, 2005 - Nanometrics Incorporated (NASDAQ: NANO) today reported financial results for the second quarter of 2005.

Total revenues for the second quarter of 2005 were $18.8 million, an increase of 16% compared to the second quarter of 2004. The increase in revenues during the second quarter of 2005 compared to the same period in 2004 resulted from increased demand for Nanometrics' semiconductor process control metrology equipment, particularly in Taiwan. Net income in the second quarter of 2005 was $4.7 million, or $0.35 per diluted share, compared to net income of $1.3 million, or $0.10 per diluted share, for the same period last year. The second quarter results include receipt of a merger termination fee in the amount of $8.3 million in connection with the termination of Nanometrics' merger agreement with August Technology Corporation. The second quarter results also include a $2.2 million charge for an asset impairment of certain assets in Nanometrics' Japanese operations.

For the six months ended July 2, 2005, total net revenues were $42.3 million, an increase of 42% from the same period in 2004. Net income for the first six months of 2005 was $7.3 million, or $0.55 per diluted share, compared to net income of $90,000, or $0.01 per diluted share, for the same period last year. Nanometrics' financial position continues to be strong with cash and short-term investments totaling $45.2 million.

About Nanometrics: Nanometrics Incorporated is a leading supplier of advanced integrated and standalone metrology equipment used in the semiconductor industry. The Company's corporate office is located at 1550 Buckeye Drive, Milpitas, CA 95035, with sales and service offices worldwide. Nanometrics is traded on NASDAQ under the symbol NANO. Nanometrics' website is http://www.nanometrics.com. An earnings conference call will be held on July 28, 2005 at 8:00 A.M. Pacific Time. To participate in the earnings conference call, the dial-in numbers are 800-591-6923 in the United States or 617-614-4907 for international calls. The passcode is 70223098.

                            NANOMETRICS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   (Amounts in thousands except share amounts)
                                   (Unaudited)

                                                                July 2,     January 1,
                                                                 2005         2005
                                                               --------     ---------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                   $ 26,319     $ 15,949
   Short-term investments                                        18,848       17,919
   Accounts receivable, net of allowances of $596 and $603       24,499       22,222
   Inventories                                                   25,421       25,494
   Prepaid expenses and other                                       877          944
                                                               --------     --------

Total current assets                                             95,964       82,528

Property, plant and equipment, net                               45,236       49,035

Intangible assets                                                   771          924

Other assets                                                      1,410        1,282
                                                               --------     --------

   TOTAL                                                       $143,381     $133,769
                                                               ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                            $  2,991     $  3,146
   Accrued payroll and related expenses                           2,644        2,206
   Deferred revenue                                               2,798        2,742
   Other current liabilities                                      3,649        1,840
   Income taxes payable                                           1,106        1,515
   Current portion of debt obligations                            2,248        1,164
                                                               --------     --------
Total current liabilities                                        15,436       12,613

Deferred income taxes and other long-term liabilities               118          930

Debt obligations                                                  1,668        2,070
                                                               --------     --------
Total liabilities                                                17,222       15,613
                                                               --------     --------

SHAREHOLDERS' EQUITY:
   Common stock, no par value; 50,000,000 shares
     authorized; 12,762,007 and 12,566,636 outstanding          105,494      104,191
   Retained earnings                                             19,371       12,034
   Accumulated translation adjustment                             1,294        1,931
                                                               --------     --------
Total shareholders' equity                                      126,159      118,156
                                                               --------     --------

   TOTAL                                                       $143,381     $133,769
                                                               ========     ========

                            NANOMETRICS INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                    Three Months Ended           Six Months Ended
                                  ----------------------      ----------------------
                                   July 2,       July 3,       July 2,       July 3,
                                    2005          2004          2005          2004
                                  --------      --------      --------      --------
NET REVENUES:
   Product sales                  $ 16,654      $ 14,174      $ 37,820      $ 25,837
   Service                           2,170         2,037         4,495         4,045
                                  --------      --------      --------      --------

   Total net revenues               18,824        16,211        42,315        29,882
                                  --------      --------      --------      --------

COSTS AND EXPENSES:
   Cost of product sales             8,334         5,922        18,084        11,325
   Cost of service                   2,608         1,648         5,181         3,259
   Research and development          3,656         2,670         6,835         6,159
   Selling                           2,824         3,091         5,969         6,157
   General and administrative        2,400         1,363         4,398         2,658
   Asset impairment                  2,232            --         2,232            --
   Merger termination fee           (8,300)           --        (8,300)           --
                                  --------      --------      --------      --------
   Total costs and expenses         13,754        14,694        34,399        29,558
                                  --------      --------      --------      --------

INCOME FROM OPERATIONS               5,070         1,517         7,916           324

OTHER INCOME (EXPENSE):
   Interest income                     193            49           323           105
   Interest expense                    (17)          (21)          (35)          (50)
   Other, net                         (206)         (182)         (476)         (185)
                                  --------      --------      --------      --------
Total other income, net                (30)         (154)         (188)         (130)
                                  --------      --------      --------      --------

INCOME BEFORE INCOME TAXES           5,040         1,363         7,728           194

PROVISION FOR INCOME TAXES            (308)          (61)         (391)         (104)
                                  --------      --------      --------      --------

NET INCOME                        $  4,732      $  1,302      $  7,337      $     90
                                  ========      ========      ========      ========

NET INCOME PER SHARE:
   Basic                          $   0.37      $   0.11      $   0.58      $   0.01
                                  ========      ========      ========      ========
   Diluted                        $   0.35      $   0.10      $   0.55      $   0.01
                                  ========      ========      ========      ========

SHARES USED IN PER SHARE
 COMPUTATION:
   Basic                            12,629        12,262        12,602        12,226
                                  ========      ========      ========      ========
   Diluted                          13,374        13,292        13,414        13,445
                                  ========      ========      ========      ========